QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10.08

EXECUTIVE EMPLOYMENT AGREEMENT

        THIS EXECUTIVE EMPLOYMENT AGREEMENT ("Agreement") is made and entered into effective as of April 1, 1998 (the "Effective Date"), by and Among INTERLOC, INC., a Washington corporation ("the Company"), and MARTIN J. MANLEY, an individual resident of California ("Executive"), with reference to the following:

BACKGROUND

        A.    The Company is in the business of facilitating the sale of out-of-print books via the Internet.

        B.    Executive has been participating in the management of the Company as a consultant for approximately six months.

        C.    The Company desires to retain the full-time services of Executive as its President and Chief Executive Officer and Executive is willing to be employed by the Company in such capacity, on the terms and conditions set forth in this Agreement.

        NOW THEREFORE, the parties agree as follows:

        1.    Employment.    The Company hereby employs Executive as its President and Chief Executive Officer on the terms set forth herein and Executive hereby accepts such employment for an indefinite term beginning on the Effective Date, but subject to termination as provided under Section 6 below.

        2.    Duties and Authority.    During the period of his employment with the Company hereunder, Executive will be employed by the Company and will report directly to the Company's Board of Directors (the "Board"). Executive will:

  (a)
  devote his full business time and attention, and give his best effort and skill to the Company's business affairs and interests, and shall not, without the Company's prior written approval (which shall not be unreasonably withheld), render to others services of any kind for consideration or engage in any other business activity which services or activity would materially interfere with the performance of his duties under this Agreement, provided that (i) Executive may continue to serve as a director of Republic Engineered Steels and (ii) Executive may serve on the board of directors of other corporations with the prior approval of the Board (which shall not be unreasonably withheld);

  (b)
  perform such services and assume such duties and responsibilities which may from time to time be reasonably assigned to him by the Board, consistent with his offices as President and Chief Executive Officer of the Company and shall have all authority customarily commensurate with such office; and

  (c)
  in all respects use his best efforts to further, enhance and develop the Company's business affairs, interests and welfare.

        3.    Compensation.    In consideration of Executive's services to the Company Executive will receive the following:

  (a)
  As consideration of services rendered on behalf of the Company by the Executive prior to the Effective Date as a consultant and independent contractor, as soon as practicable the Company will issue to Executive 150,000 shares of Common Stock pursuant to a Restricted Stock Agreement substantially in the form attached hereto as Exhibit A (the "Restricted Stock Agreement"). Of the shares issued under the Restricted Stock Agreement (the "Shares") one-third shall be deemed vested upon issuance, one-third shall vest one year after issuance

1

    and the remaining one-third shall vest ratably over the subsequent 24 months. Upon achieving Escape Velocity, as defined in Section 3(b) below, the Company shall immediately pay a cash bonus to Executive equal to any income tax liability incurred by the Executive in connection with the issuance of the Shares (including the payment of this bonus), assuming a maximum combined Federal and state tax rate of forty percent.

  (b)
  The Company will pay Executive a base salary equivalent to $60,000 per annum retroactive to April 1, 1998, through and until the Company achieves Escape Velocity and is financially able to adjust to market the salaries paid to other Interloc executives. For purposes of this Agreement, the term "Escape Velocity" shall mean the earlier of (i) achievement by the Company of monthly revenues in excess of $500,000 for a period of at least two (2) consecutive months or (ii) achievement by the Company of in excess of 750,000 in revenue in any one month. Thereafter, Executive's base salary shall be increased to at least $144,000 per annum and at the sole discretion of the Board, may be increased above that level. Executive's base salary will be paid in equal installments (pro rated for portions of a pay period) on the Company's regular pay days and the Company will withhold from such compensation all applicable federal and state income, social security, and disability and other taxes as required by applicable laws.

  (c)
  As soon as practicable, the Company shall create a stock option plan (the "Option Plan") for its employees, directors and consultants and shall reserve for issuance upon exercise of options issued under the Option Plan that number of shares of Common Stock equal to at least 28% of the Company's then outstanding capital shares. Upon approval of the Option Plan, the Company shall grant Executive options under the Option Plan to purchase shares of Common Stock equal to 4.2% of the capital stock of the Company on a fully diluted basis.

  (d)
  For each fiscal year of the Company during which Executive is employed hereunder, Executive will be eligible for participation in the Company's 401(k) plan, if any, and such other benefit plans as may be made available to the executives of the Company by the Board.

  (e)
  Executive's participation in any other bonus and cash and equity incentive programs which are adopted by the Company shall be determined in good faith by the Board or its Compensation Committee.

        4.    Appointment to the Board of Directors and Other Offices.    As soon as practicable after the Effective Date of this Agreement: the Company will take all appropriate actions within its power to cause Executive to be appointed or elected to its Board of Directors and as a member of the Board's Compensation Committee, and shall thereafter take all appropriate action to allow Executive to maintain such positions so long as Executive remains employed by the Company pursuant to this Agreement.

        5.    Insurance and Indemnification.    Company agrees to obtain and maintain during the term of Executive's employment a customary directors and officers insurance policy with reasonable policy limits, in which Executive is named as an insured, as long as it is maintained for any other officer or director of the Company. As an employee, director, officer and agent of the Company (and after termination of employment, as a former employee, director, officer and agent), Executive shall be fully indemnified by the Company to the fullest extent permitted by applicable law.

        6.    Benefits and Reimbursements.

          6.1    Executive will, during the term hereof, have the right to receive such benefits as are generally made available to full-time executive officers of the Company. In addition, or inclusive of such benefits, the Company will provide Executive with the following:

  (a)
  the Company's standard medical and dental plan insurance covering Executive and his immediate family;

2

  (b)
  in addition to normal holidays recognized by the Company, Executive will be entitled to four weeks paid vacation annually, provided however that any determination of amounts owed as accrued vacation upon termination of employment will be based on Company's vacation policy then in effect at the time of termination and based solely upon Executive's base salary, as described in Section 3(a) above;

  (c)
  upon achieving Escape Velocity, the Company shall reimburse Executive for 50% of the legal fees incurred by him in connection with this Agreement and the Restricted Stock Agreement;

  (d)
  the Company reserves the right to modify, suspend or discontinue any of the above benefit plans, policies and practices at any time without notice to or recourse by Executive (except for the amount of vacation and item 6.1(c)), so long as such action is taken generally with respect to substantially all other similarly situated persons and does not single out Executive.

          6.2    The Company will reimburse Executive for travel and other out-of-pocket expenses reasonably incurred by Executive in the performance of his duties hereunder, provided that all such expenses will be reimbursed only (i) upon the presentation by Executive to the Company of such documentation as may be reasonably necessary to substantiate that all such expenses were incurred in the performance of his duties, and (ii) if such expenses are consistent with all policies of the Company in effect from time to time as to the kind and amount of such expenses, provided further that upon the Company's achievement of Escape Velocity, Executive shall be reimbursed for business class airline tickets for all business-related flights in excess of three hours

        7.    Termination of Employment.

          7.1    Termination At Will By Either Party.    Subject to the payment to Executive of the applicable severance payment as provided in Section 7.4 below, if any, either party may terminate this Agreement, for any reason, with or without Cause (as defined at Section 7.3 below), upon written notice to the other.

          7.2    Death or Permanent Disability of Executive.    This Agreement will terminate automatically upon the death or permanent disability of Executive. Executive will be deemed permanently disabled for the purpose of this Agreement if, in the good faith determination of the Board, based on sound medical advice, Executive has become physically or mentally incapable of performing his duties hereunder for a continuous period of 180 days, or for a total of 180 days in any consecutive 12-month period, in which event Executive will be deemed permanently disabled upon the expiration of either such 180-day period. In the event of a termination of this Agreement due to the death or permanent disability of Executive, Executive or his estate will be entitled only to (i) the basic salary through the effective date of such termination, in accordance with Section 3 above; (ii) a prorated portion of any bonus to the extent the same would have been earned by him had he continued to be employed by the Company through the end of the fiscal year during which his employment terminates as a result of such death or disability (such proration to be based on the actual number of days of employment during such year prior to the effective date of termination); (iii) compensation for any unused vacation that Executive may have accrued, as well as all earned benefits, up to and including the date of termination; (iv) "COBRA" benefits to the extent required by applicable law; and (v) reimbursement for such expenses as Executive may have properly incurred on behalf of the Company as provided in Section 5.2 above prior to the date of termination, but to no other severance payment.

          7.3    Executive's Termination for Cause.    The Company will have the right to terminate Executive's employment hereunder for "Cause" at any time effective upon its giving of notice to Executive of the facts and circumstances constituting such Cause. For such purposes, "Cause" means (i) any state, federal or other (e.g., foreign) conviction of Executive for a felony or a misdemeanor involving moral turpitude, including but not limited to a plea of nolo contendere to a

3

  felony charge; (ii) the commission by Executive of any act materially detrimental to the Company, including fraud, embezzlement, theft, bad faith, gross negligence, dishonesty, or willful misconduct; or (iii) the occurrence of one or more of the following if it materially adversely affects the Company: (a) repeated intentional failure or refusal to perform the lawful and reasonable instructions of, or such lawful and reasonable duties as may be assigned to Executive by, the Board from time to time, which instructions and duties are consistent with Executive's office; (b) any intentional or grossly negligent material misrepresentation by Executive to the Company regarding the operation or status of the Company or any material aspect of its business; (c) any intentional disclosure by Executive of any confidential information of the Company; (d) any intentional violation by Executive of any of Company's policies, practices or procedures; or (e) any intentional act or intentional omission not described in this Section 7.3 which constitutes a material breach by Executive of any covenant of this Agreement which breach is not cured within 30 days after written notice thereof.

          7.4    Compensation Upon Termination.

  (a)
  In the event that the Company terminates Executive's employment for "Cause" pursuant to Section 7.3 above or that Executive resigns his employment for reasons unrelated to a Constructive Termination Event (as defined below in Section 7.4(e)), Executive will be entitled to only to: (i) the basic salary through the effective date of such termination, in accordance with Section 3 above; (ii) a prorated portion of any bonus to the extent the same would have been earned by him had he continued to be employed by the Company through the end of the fiscal year during which his employment terminates (such proration to be based on the actual number of days of employment during such year prior to the effective date of termination); (iii) compensation for any unused vacation that Executive may have accrued, as well as all earned benefits, up to and including the date of termination; (iv) "COBRA" benefits to the extent required by applicable law; and (v) reimbursement for such expenses as Executive may have properly incurred on behalf of the Company as provided in Section 5.2 above prior to the date of termination, but to no other severance payment.

  (b)
  In the event that the Company terminates Executive's employment without "Cause" pursuant to Section 7.3 above, or Executive voluntarily terminates his employment with the Company within 12 months following any Constructive Termination Event that constitutes a Change of Control (as defined in Section 7.4(e) below), then in addition to the amounts payable pursuant to Section 7.4(a) above, Executive will be entitled to receive (i) payments earned pursuant to Section 3 above prior to his termination; (ii) a lump sum severance payment in an amount equal to the sum of Executive's aggregate annual base salary in effect at the time of termination; (iii) continuation at the Company's cost of Executive's medical and dental plan insurance covering Executive and his immediate family for a period of 12 months following the effective date of such termination; and (iv) accelerated vesting all then unvested shares of common stock issued to Executive pursuant to the Restricted Stock Agreement and all other unvested stock and stock options held by Executive. In addition, unless expressly waived in writing, Executive shall be entitled to a period of at least twelve months following the date of any such termination to exercise any stock options then held by Executive regardless of the terms of any such stock options (including without limitation the stock option plans and stock option agreements related thereto).

  (c)
  In the event that Executive voluntarily terminates his employment with the Company within 12 months following any Constructive Termination Event (other than as described in Section 7.4(b) above) then in addition to the amounts payable pursuant to Section 7.4(a) above, Executive will be entitled to receive (i) payments earned pursuant to Section 3 above prior to his termination; (ii) a lump sum severance payment in an amount equal to the sum of Executive's aggregate annual base salary in effect at the time of termination; (iii) continuation

4

    at the Company's cost of Executive's medical and dental plan insurance covering Executive and his immediate family for a period of 12 months following the effective date of such termination; and (iv) accelerated vesting of two-thirds of all then unvested shares of common stock issued to Executive pursuant to the Restricted Stock Agreement and two-thirds of any other unvested stock and stock options held by Executive. In addition, unless expressly waived in writing, Executive shall be entitled to a period of at least twelve months following the date of any such termination to exercise any stock options then held by Executive regardless of the terms of any such stock options (including without limitation the stock option plans and stock option agreements related thereto).

  (d)
  Notwithstanding Sections 7.4(b) and 7.4(c) above, the Company's obligation to make any severance payments to Executive will be expressly conditioned upon the execution by Executive and delivery by him to the Company of a general release and waiver of all claims (employment-related and otherwise) against the Company and its affiliates as well as its officers, directors, employees and agents, and covenant not to sue any such party in connection with such released claims, in reasonable form provided by the Company.

  (e)
  For purposes of this Agreement, the term "Constructive Termination Event" means and includes: (i) any authorized notice or decision by the Board or the Company that Executive will no longer serve in the capacity of Director, President or Chief Executive Officer of the Company; (ii) any more than de minimis diminution by the Company in, or the assignment to Executive of any duties inconsistent with, Executive's titles, status, responsibilities, authority, compensation, benefits, facilities or perquisites, except as may be applied to executive officers of the Company in general or as may arise from the hiring by the Company of subordinate officers and their performance of duties consistent with their positions; (iii) any relocation of the Company's principal executive offices, or of Executive's place of employment, to a location outside of the following counties: San Francisco, Alameda, Contra Costa and Marin; (iv) any material breach of the Company's obligations under this Agreement which remains uncured 30 days after written notice thereof; (v) repeated failure by the Company to provide support, information, assistance or staffing reasonably appropriate for Executive to carry out Executive's duties or to achieve the performance goals set by the Company; or (vi) any Change in Control of the Company. For purposes hereof a Change of Control means any (i) sale, lease or other disposition of all or substantially all of the assets of the Company; or (ii) merger or consolidation of the Company with or into any other entity, or any other corporate reorganization or transaction, where the shareholders of the Company immediately prior to such event do not retain at least fifty percent (50%) of the voting power of and equity interest in the successor entity.

  (f)
  The payments set forth in this Section 7.4 will fully discharge all responsibilities of the Company to Executive under this Agreement or relating to or arising out of the fact of termination of Executive's employment.

          7.5    Limitation on Payments.    In the event that the severance and other benefits provided to Executive under this Section 7 ("Severance Payments") would (i) constitute "parachute payments" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code") and (ii) but for this Section 7, such Severance Payments (together with any other "parachute payments" made to the Executive hereunder or under any other agreement with the Executive) would be subject to the excise tax imposed by Section 4999 of the Code, then such Severance Payments under this Section 7 shall be either:

  (a)
  payable in full, reduced only by the tax cost, if any, to the Company as a result of any loss of any deduction under Section 280G of the Code with respect to the Severance Payment; or

5

  (b)
  payable in such lesser amount which would result in no portion of such Severance Payments being subject to excise tax under Section 4999 of the Code, whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the excise tax imposed by Section 4999, results in the receipt by Executive on an after-tax basis, of the greatest amount of payments under this Section 7. Unless the Company and Executive otherwise agree in writing, any determination required under this Section 7.5 shall be made in writing by independent public accountants agreed to by the Company and Executive (the "Accountants"), whose determination shall be conclusive and binding upon Executive and the Company for all purposes. For purposes of making the calculations required by this Section 7.5, the Accountants may make reasonable assumptions and approximations concerning applicable taxes (of both the Executive and the Company) and may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. The Company and Executive shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make a determination under this Section 7.5. The Company and the Executive will equally share all costs the Accountants may reasonably incur in connection with any calculations contemplated by this Section 7.5. As long as the Company has not registered any of its securities under the Securities Act of 1933, as amended, and is not required to file any reports under the Securities Exchange Act of 1934, as amended, it will use its best efforts to seek shareholder approval of the Severance Payments to be made to Executive hereunder.

        8.    Unfair Competition by Executive.

          8.1    Executive agrees that all trade secrets, confidential or proprietary information with respect to the activities and businesses of the Company including, without limitation, personnel information, secret processes, know-how, customer lists, data bases, ideas, techniques, processes, inventions (whether patentable or not), and other technical plans, business plans, marketing plans, product plans, forecasts, contacts, strategies and information (collectively "Proprietary Information") which were learned by Executive in the course of his employment by the Company, and any other Proprietary Information received, developed or learned by Executive hereafter in the course of his future employment by or in association with the Company, are confidential and will be kept and held in confidence and trust as a fiduciary by Executive. Executive will not use or disclose Proprietary Information except as necessary in the normal course of the business of the Company for its sole and exclusive benefit, unless Executive is compelled so to disclose under process of law, in which case Executive will first notify the Company promptly after receipt of a demand to so disclose. Upon termination of Executive's employment with the Company for any reason, he will immediately deliver to the Company all tangible, written, graphical, machine readable and other materials (including all copies) in his possession or under his control containing or disclosing Proprietary Information. Executive will not disclose to the Company or use in connection with his employment on behalf of the Company any confidential information of any third party. Executive represents to the Company that his employment with the Company, and his activities on its behalf, will not violate any obligation or commitment that Executive has to any third party.

        9.    Proprietary Matters.    Executive expressly understands and agrees that any and all improvements, inventions, discoveries, processes, or know-how that are related to the business of the Company and are generated or conceived by Executive during the term of this Agreement, whether so generated or conceived during Executive's regular working hours or otherwise, will be the sole and exclusive property of the Company, and Executive will, whenever requested to do so by the Company (either during the term of this Agreement or thereafter), execute and assign any and all applications, assignments and/or other instruments and do all things which the Company may deem necessary or appropriate in order to apply for, obtain, maintain, enforce and defend patents, copyrights, trade names or trademarks of the United States or of foreign countries for said improvements, inventions,

6

discoveries, processes, or know-how, or in order to assign and convey or otherwise make available to the Company the sole and exclusive right, title, and interest in and to said improvements, inventions, discoveries, processes, know-how, applications, patents, copyrights, trade names or trademarks, subject to California Labor Code section 2870, which reads as follows:

          "(a) Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer's equipment, supplies, facilities, or trade secret information except for those inventions that either:

    (1)
    Relate at the time of conception or reduction to practice of the invention to the employer's business, or actual or demonstrably anticipated research or development of the employer; or

    (2)
    Result from any work performed by the employee for the employer.

          (b) To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable."

        10.    Key-Man Insurance.    Executive agrees to make himself available and to undergo, at the Company's request and expense, any reasonable physical examination or other reasonable procedure necessary to allow the Company to obtain a key-man insurance policy on Executive. If the Company obtains such policy, it will maintain the policy at its expense and all proceeds will be the sole property of the Company.

        11.    Arbitration.    The parties will attempt in good faith promptly by negotiations to resolve any dispute or controversy arising out of or relating to this Agreement or to the employment or termination of Executive by the Company. If a party intends to be accompanied at a negotiation meeting by an attorney, the other party will be given at least three working days' notice of such intention and may also be accompanied by an attorney. All negotiations pursuant to this clause are confidential and will be treated as compromise and settlement negotiations for purposes of the Federal Rules of Evidence and state rules of evidence.

        In the event the parties are unable to settle such controversy amicably through negotiations, the dispute will be submitted to binding arbitration before a single arbitrator in accordance with the Employment Dispute Resolution Rules of the American Arbitration Association provided that: (i) the arbitrator will be instructed and empowered to take whatever steps to expedite the arbitration as he or she deems reasonable; (ii) each party will bear its own costs in connection with the arbitration; (iii) the arbitrator's judgment will be final and binding upon the parties, except that it may be challenged on the grounds of fraud or gross misconduct; and (iv) the arbitration will be held in San Francisco County, California. Judgment upon any verdict in arbitration may be entered in any court of competent jurisdiction. The parties hereby consent to the jurisdiction of, and proper venue in, the federal and state courts located in San Francisco County, California.

        Unless otherwise expressly set forth in this Agreement, the procedures specified in this Section 10 will be the sole and exclusive procedures for the resolution of disputes and controversies between the parties arising out of or relating to this Agreement; provided, however, that a party may seek a preliminary injunction or other provisional judicial relief if in its judgment such action is necessary to avoid irreparable damage or to preserve the status quo. Despite such action the parties will continue to participate in good faith in the procedures specified in this Section 10.

        12.    No Termination By Merger, Transfer Of Assets Or Dissolution.    This Agreement shall not be terminated by any voluntary or involuntary dissolution of the Company or the transfer of all or

7

substantially all of the assets of the Company or the merger of the Company with or into another entity.

        13.    Miscellaneous.

          13.1    Governing Law; Interpretation.    This Agreement will be governed by the substantive laws of the State of California applicable to contracts entered into and fully performed in such jurisdiction. The headings and captions of the Sections of this Agreement are for convenience only and in no way define, limit or extend the scope or intent of this Agreement or any provision hereof. This Agreement will be construed as a whole, according to its fair meaning, and not in favor of or against any party, regardless of which party may have initially drafted certain provisions set forth herein.

          13.2    Assignment.    The rights and obligations of the parties under this Agreement shall be binding upon and inure to the benefit of their respective successors, assigns, executors, administrators and heirs, including, without limitation Alibris.com, a California corporation into which the Company presently intends to be merged. This Agreement is personal to Executive and he may not assign any of his rights or delegate any of his obligations hereunder without first obtaining the prior written consent of the Board of the Company.

          13.3    Notices.    Any notice, request, claim or other communication required or permitted hereunder will be in writing and will be deemed to have been duly given if delivered by hand or if sent by certified mail, postage and certification prepaid, to Executive at his residence as set forth below his signature on this Agreement, with a copy to Andrew L. Dudnick, Esq., Springs Riven Detwiler Dudnick & Stikker at 351 California Street, 15th Floor, San Francisco, CA 94104, or to the Company at its address as set forth below its signature on this Agreement, or to such other address or addresses as either party may have furnished to the other in writing in accordance herewith.

          13.4    Severability.    In the event any provision of this Agreement or the application of any such provision to either of the parties is held by a court of competent jurisdiction to be contrary to law, such provision will be deemed amended to the extent necessary to comply with such law, and the remaining provisions of this Agreement will remain in full force and effect.

          13.5    Entire Agreement; Amendments.    This Agreement (together with the Restricted Stock Agreement and any other exhibits and attachments hereto or thereto) constitutes the final and complete expression of all of the terms of the understanding and agreement between the parties hereto with respect to the subject matter hereof, and this Agreement replaces and supersedes any and all prior or contemporaneous negotiations, communications, understandings, obligations, commitments, agreements or contracts, whether written or oral, between the parties respecting the subject matter hereof. Except as provided in Section 13.4 above, this Agreement may not be modified, amended, altered or supplemented except by means of the execution and delivery of a written instrument mutually executed by both parties.

          13.6    Attorneys' Fees.    In the event it becomes necessary for any party to initiate legal action or any other proceeding to enforce, defend or construe such party's rights or obligations under this Agreement, the prevailing party will be entitled to its reasonable costs and expenses, including attorneys' fees, incurred in connection with such action or proceeding.

        14.    EXECUTIVE ACKNOWLEDGMENT.    EXECUTIVE ACKNOWLEDGES THAT HE HAS BEEN GIVEN THE OPPORTUNITY TO CONSULT WITH LEGAL COUNSEL CONCERNING THE RIGHTS AND OBLIGATIONS ARISING UNDER THIS AGREEMENT (INCLUDING FOR PURPOSES OF THIS SECTION 14, THE RESTRICTED STOCK AGREEMENT), THAT HE HAS READ AND UNDERSTANDS EACH AND EVERY PROVISION OF THIS AGREEMENT, AND

8

THAT HE IS FULLY AWARE OF THE LEGAL EFFECT AND IMPLICATIONS OF THIS AGREEMENT.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

INTERLOC, INC.		Executive:
By:	/s/ RICHARD WEATHERFORD	/s/ MARTIN MANLEY
Its: Chairman of the Board		MARTIN MANLEY
Address:	11177 Tola Road, S.E. Southworth, WA 98386 360/876-5626	Address:	2727 Claremont Boulevard Berkeley, CA 94705 Fax: 510 649-9389

9

Exhibit A

RESTRICTED STOCK AGREEMENT

RESTRICTED STOCK AGREEMENT

        This RESTRICTED STOCK AGREEMENT dated as of May    , 1998 (the "Effective Date"), is between ALIBRIS, a California corporation, (the "Company"), and Martin Manley ("Manley"), with reference to the following:

        A.    Manley presently is employed as President and Chief Executive Officer of the Company pursuant to an Employment Agreement dated as of May    , 1998, between Manley and Interloc, Inc. ("Interloc"), the predecessor in interest to the Company (the "Employment Agreement"). For a period of approximately six months prior to becoming an employee of the Company, Manley participated without compensation in the management of the Company as a consultant.

        B.    As consideration for such past services, the Company has agreed to issue to Manley shares of Common Stock of the Company equal to that number of shares that would have been issued in exchange for 150,000 shares of Common Stock of Interloc pursuant the transaction in which Interloc was merged into the Company (as adjusted for stock splits, combinations and similar events) (the "Shares"), each such Share having been determined by the Board of Directors to have a fair market value of $.25 per share (the "Purchase Price").

        Now, therefore, the Company and Manley agree as follows:

        1.    Issuance of Shares.    Subject to the terms and conditions of this Agreement, the Company hereby issues to Manley and Manley accepts from the Company as full and complete consideration for all services rendered to the Company prior to the effective date of his employment therewith, 150,000 shares of Common Stock (the "Shares"). The certificate or certificates representing the Shares shall be held in escrow pursuant to Section 7 below.

        2.    Vesting of Shares.

  (a)
  If Manley ceases to serve the Company as an officer or employee for any reason whatsoever (whether due to death, disability, voluntary resignation, involuntary termination, or any other reason, a "Cessation of Services"), then the Company will have an assignable right, but not an obligation, to purchase that number of the Shares which are then deemed "Unvested Shares" (as defined below), after giving effect to any accelerated vesting provided below, for an amount equal to the Purchase Price per share. To the extent such right is not exercised by the Company, all remaining Shares held by Manley shall be deemed Vested.

  (b)
  "Vested Shares" shall mean Shares that are deemed to "Vest" under this Agreement. "Unvested Shares" shall mean all Shares that are not Vested Shares. As of the Effective Date, one-third of the Shares are Vested Shares and the balance of the Shares are Unvested Shares. On April 1, 1999 (the "Anniversary Date"), one-third of the Shares will become Vested Shares. The balance of the Shares shall become Vested monthly on a cumulative basis over the 24-month period commencing on the Anniversary Date, so that all of the Shares will be Vested Shares as of April 1, 2001, provided that no further vesting will take place after a Cessation of Services.

  (c)
  Notwithstanding anything to the contrary set forth in Section 2(b) above:

  (1)
  in the event that either (A) the Company (or any successor entity thereto) terminates the employment of Manley other than for "Cause" (as that term is defined in Section 7.3 of the Employment Agreement), or (B) Manley within 12 months following any Constructive Termination Event (as defined in Section 7.4(e) of the Employment Agreement) which constitutes a Change of Control (as defined in Section 7.4(e) of the Employment Agreement), voluntarily terminates his employment with Company (or any successor entity), all then Unvested Shares will become immediately Vested; and

    (2)
    in the event that Manley voluntarily terminates his employment with the Company within 12 months following any Constructive Termination Event, other than under the circumstances described in Section 2(c)(1) above, then two-thirds of the then Unvested Shares will become immediately Vested, and thereafter, no further Shares shall Vest.

        3.    Restrictions on Transfers; Permitted Transferees.

  (a)
  For purposes of this Agreement, "Transfer" means any sale or any transaction or event which has resulted in or will result in a change in record or beneficial ownership of the Shares, including without limitation a voluntary or involuntary sale, assignment, transfer, conveyance, pledge, hypothecation, encumbrance, disposal, loan, gift, attachment, or levy, or any "Involuntary Transfer," which for purposes of this Agreement includes, without limitation, any of the following: (i) an assignment of any Shares for the benefit of creditors of the transferor; (ii) a Transfer by operation of law; (iii) an execution of judgment against the Shares or the acquisition of record or beneficial ownership of Shares by a lender or creditor; (iv) a Transfer by will or under the laws of descent and distribution; (v) a Transfer pursuant to any decree of divorce, dissolution or separate maintenance, any property settlement, any separation agreement or any other agreement with a spouse (except for bona fide estate planning purposes) under which any Shares are Transferred or awarded to the spouse of the transferor or are required to be sold; or (vi) a Transfer resulting from the filing by the transferor of a petition for relief, or the filing of an involuntary petition against the transferor, under the bankruptcy laws of the United States or of any other nation.

    "Transfer" excludes a transfer of Shares (i) in connection with the merger or consolidation of the Company with or into any other corporation or other entity or person or any other corporate reorganization in which the Company shall not be the surviving or continuing entity of such merger, consolidation or reorganization; provided, however, that in any such case, "Shares" as used in this Agreement shall be deemed to include any and all shares of the surviving entity issued to Manley as consideration for shares of the Company and such shares of the surviving entity shall be subject in all respects to this Agreement; (ii) pursuant to an effective registration statement filed in connection with the Initial Public Offering (as defined below); or (iii) in connection with the sale of all or substantially all of the outstanding shares of capital stock of the Company.

  (b)
  In addition to any other limitation on Transfer provided by applicable securities laws or under the Articles of Incorporation of the Company (the "Articles"), a copy of which has been provided to Manley, prior to the Initial Public Offering (as defined below) of the Company's securities, Manley may not Transfer any Shares, or any interest therein, except as expressly provided in this Agreement, and in any event only after compliance with the specific limitations and conditions set forth therein and with all applicable securities laws. All Transfers of Shares not complying with the specific limitations and conditions set forth in this Agreement, and in the Articles (the limitations and conditions of which are deemed to be incorporated herein), are expressly prohibited. Any prohibited Transfer is void and of no effect, and no purported transferee in connection therewith will be recognized as a shareholder of the Company or holder of the Shares for any purpose whatsoever. Should such a Transfer purport to occur, the Company may refuse to carry out the Transfer on its books, attempt to set aside the Transfer, enforce any undertakings or rights under this Agreement, or exercise any other legal or equitable remedy. For purposes hereof "Initial Public Offering" means the dosing of the first sale of the Company's securities to the public, for an aggregate offering price of at least seven and one-half million dollars ($7,500,000), pursuant to an effective registration statement filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended.

  (c)
  It will be a condition to any Transfer of any Shares that:

  (1)
  the transferee of the Shares will execute such documents as the Company may reasonably require to ensure that the Company's rights under this Agreement and the Articles are adequately protected with respect to such Shares, including, without limitation, the transferee's agreement to be bound by all of the terms and conditions of this Agreement, as if he or she were the original holder of such Shares; and

  (2)
  the Company is satisfied that such Transfer complies in all respects with the requirements imposed by applicable federal securities laws and regulations and the Articles of the Company.

  (d)
  (The restrictions on Transfer of Shares set forth in this Agreement shall not apply to any Transfer by Manley (a "Permitted Transfer"): (i) to his spouse, parents, siblings, lineal descendants, spouses of lineal descendants, or spouse's parents, except in the case of an Involuntary Transfer; (ii) to any trust, partnership, limited liability company, custodianship or fiduciary account for the benefit of Manley and/or any of the foregoing, including any distribution of the Shares to the equity holders or beneficiaries of any such entity; (iii) to the estate of any of the foregoing by gift, will or intestate succession; or (iv) pursuant to a pledge of Shares by Manley pursuant to a bona fide loan transaction which creates a mere security interest; provided that any transferee of any Transfer permitted under this Section shall agree to be bound by the terms and provisions of this Agreement as to the transferred Shares; and provided further that the repurchase provisions of Section 2 above shall continue to be determined by reference to the Cessation of Services of Manley.

  (e)
  Unvested Shares may not be Transferred, except in connection with a Permitted Transfer. If any Vested Shares are Transferred or are proposed to be Transferred, except in the case of a Permitted Transfer, the Company will have an assignable right (but not an obligation) to purchase same on the terms and conditions set out in this Section 3(e). Such right of first refusal will be exercisable only on an all-or-nothing basis as to any particular Transfer, in the following manner:

  (1)
  The transferor subject to this Section 3(e) will provide to the Company a notice of proposed Transfer (a "Proposed Transfer Notice") stating: the number of Shares that the transferor proposes to Transfer and the transferor's bona fide intention to Transfer same (except in the case of an Involuntary Transfer, but including a Transfer for which no cash or other legal consideration is received (a "Donative Transfer")); the names and addresses of the transferor, the transferee or proposed transferee, and subsequently such other information regarding the transferee as the Company reasonably requests; the manner and date of such proposed Transfer; and the bona fide cash price and/or other consideration (and the fair market value thereof), if any, that the transferee has offered to pay (the "Offered Price") and such other terms and conditions as may be included in the transferee's offer (the "Offered Terns").

  (2)
  In the case of an Involuntary Transfer, the proposed transferee promptly will provide to the Company a notice of proposed Transfer (a "Involuntary Transfer Notice") setting forth all of the information to be described in a Proposed Transfer Notice, other than the Offered Price and the Offered Terms.

  (3)
  The Company, and/or its assignees, may exercise its right of first refusal under this Section 3(e) at any time not more than 30 days after the Company, and/or its assignees, has received either the Proposed Transfer Notice or Involuntary Transfer Notice with respect to the Transfer. The Company, and/or its assignees, will exercise its right, if at all, by informing the transferor (and in the case of any Involuntary Transfer, the transferee)

      in writing of the Company's intention to do so, in a notice that specifies a dosing date that is no more than 60 days (or such later date as the transferee may have offered to consummate the Transfer or on which the Transfer is otherwise scheduled to occur) after receipt of either the Proposed Transfer Notice or the Involuntary Transfer Notice, whichever is applicable.

    (4)
    In exercising its right of first refusal under this Section 3(e), the Company, and/or its assignees, will pay the transferor (or, in the case of an Involuntary Transfer that has already been consummated, the transferee) in cash, at such dosing to be held at the Company's principal executive offices, a price equal to the Offered Price (or, in the case of an Involuntary Transfer or Donative Transfer, the fair market value thereof, as reasonably determined by the Board of Directors of the Company acting in good faith), subject to an appropriate adjustment to take into account any deferred payment terms included in the Offered Terms; provided that if the Offered Price includes any non-cash consideration, the value thereof for purposes of this Section 3(e) will be as reasonably determined by the Board acting in good faith.

    (5)
    If the Company (including its assignees) fails or refuses to exercise its rights under this Section 3(e) with respect to any Shares that are the subject of any Proposed Transfer Notice, then the transferor will have the right to Transfer such Shares to the proposed transferee at the Offered Price and upon such Offered Terms as were set forth in such Notice, provided that such Transfer must be completed within 90 days after the Company has received the Proposed Transfer Notice with respect to such Shares, and such Transfer satisfies all of the conditions set forth in Section 3(d) above. If the Company (including its assignees) fails or refuses to exercise its rights under this Section 3(e) with respect to any Shares that are the subject of an Involuntary Transfer Notice, the Company will have no further right to purchase such Shares from the transferee of such Involuntary Transfer.

        4.    Stock Dividends, Stock Splits, etc; Rights Offering.

  (a)
  Upon any stock dividend, stock bonus, stock split, reorganization, consolidation merger or change in the outstanding Shares of the Company, any and all new, additional, substituted, replacement or other securities to which Manley is entitled by reason of his or her ownership of the Shares shall be deemed "Shares" subject to this Agreement to the same extent as the Shares with respect to which those securities are issued.

  (b)
  If at any time prior to an Initial Public Offering of the Company's securities, the Company proposes to issue or sell any securities to all of its then existing shareholders, it shall offer Manley the right to participate in such offering on the same terms and conditions as are offered to such other shareholders, and Manley shall be deemed for purposes of such issuance or offer to sell to be a shareholder of both the Vested Shares and the Unvested Shares that are then beneficially owned by Manley.

        5.    Securities Laws.

  (a)
  Manley represents and warrants to the Company as follows:

  (1)
  Manley acknowledges that the Shares (which for purposes of this Section 5 shall include any other securities issuable upon exercise of any rights associated with the Shares) have not been registered under the Securities Act of 1933, as amended (the "1933 Act"), and are being offered and issued under an the exemption from such registration requirements. Manley further acknowledges that the Shares have not been qualified under the California Corporate Securities Law of 1968 in reliance on an exemption from qualification, and have not been qualified under any other state securities laws. Manley further acknowledges that the Company is relying on the truth and accuracy of the representations, warranties and acknowledgements made in this Agreement in offering the securities for issuance without registering the securities under the 1933 Act or qualifying the securities under applicable state securities laws.

    (2)
    Manley is a citizen of the United States, and at least 21 years of age, and a bona fide resident and domiciliary (not a temporary or transient resident) of the state set forth under his or her signature below, and has no present intention of becoming a resident of any other state or jurisdiction.

    (3)
    Manley understands that an investment in the Shares is (A) suitable only for an investor who is able to bear the economic consequences of losing his or her entire investment, and (B) speculative and involves a high degree of risk of loss, and that (C) there are substantial restrictions on the transferability of, and there will be no public market for, the Shares, and accordingly it may not be possible to liquidate Manley's investment in the Shares in the case of an emergency.

    (4)
    Manley has the financial ability (A) to bear the economic risk of an investment in the Shares, (B) to hold the Shares for an indefinite period of time, and (C) currently to afford a complete loss of the investment in the Shares without experiencing any undue financial difficulties, and Manley's commitments to speculative investments (including this investment in the Shares) are reasonable in relation to his or her net worth and annual income.

    (5)
    Manley acknowledges that this transaction has not been reviewed or scrutinized by the Securities and Exchange Commission or by any administrative agency charged with the administration of the securities laws of any state, and that no such agency has passed on or made any recommendation or endorsement of the Shares.

    (6)
    In making the decision to acquire the Shares, Manley has relied solely on his own independent investigation; Manley has been given all financial, business or other information they have requested relating to the Company and have been given the opportunity to ask questions of, and to receive answers from, persons acting on behalf of the Company concerning the terms and conditions of the offering of the Shares, and to obtain any additional information, to the extent such, persons possess such information or can obtain it without unreasonable effort or expense, which Manley deems necessary to evaluate the investment in the Shares.

    (7)
    Manley is acquiring the Shares in good faith solely for his or her own account, for investment purposes only, and not with a view to any sale, distribution, subdivision or fractionalization of the Shares, in whole or in part.

    (8)
    Manley acknowledges that the Shares are "restricted securities" within the meaning of Rule 144 promulgated under the 1933 Act; that the Shares are not registered under the 1933 Act and must be held indefinitely unless they are subsequently registered under the 1933 Act and qualified under any applicable state and foreign securities laws, or unless an exemption from registration or qualification is available; and that although resales may be permitted under certain limited circumstances, the Company is under no obligation to take any action to establish those circumstances or to make an exemption available. Manley understands the resale limitations imposed by the 1933 Act and is familiar with Rule 144, as presently in effect, and the conditions which must be met in order for that Rule to be available for the resale of "restricted securities," including the condition that there be available to the public current information about the Company under certain circumstances and the requirement that the Shares must be held for at least one year (two years in the absence of publicly available information about the Company) after their receipt from the Company prior to resale.

    (9)
    Manley acknowledges that no representations, warranties or guaranties have been made by the Company, its employees or its agents, or by any other person, expressly or by implication, with respect to (A) the approximate length of time that Manley will be required to remain the owner of the Shares, or (B) the percentage of profit and/or amount or type of consideration, profit or loss to be realized, if any, as a result of the investment in the Shares.

    (10)
    Manley acknowledges that the Company may rely on the foregoing representations and warranties in determining whether to enter into this Agreement. If for any reason the representations and warranties are no longer true and accurate prior to acceptance of this Agreement by the Company, Manley will give the Company prompt written notice of the inaccuracy.

  (b)
  Manley further agrees not to sell or otherwise Transfer any of the Shares unless (i) the Shares to be Transferred have been registered under the 1933 Act and qualified under any applicable state and foreign securities laws, or (ii) Manley first notifies the Company of the proposed Transfer and presents the Company with an opinion of counsel or a "no-action" or interpretive letter from the Securities and Exchange Commission stating that registration is not required under the circumstances of the proposed Transfer, and counsel to the Company concurs with the opinion of counsel to Manley or the applicability of the no-action or interpretive letter; provided that no sale or other Transfer of. any of the Shares shall be permitted except in compliance with the other terms and conditions of this Agreement.

  (c)
  Manley acknowledges and agrees that the certificates evidencing the Shares will bear the legends specified in Section 8 below, that the restrictions will be noted in the stock records of the Company, and that the Company shall not be required to effect any Transfer of the Shares except in compliance with the requirements of this Agreement and applicable law.

  (d)
  The representations, warranties, acknowledgements and agreements set forth in this Agreement shall survive both (i) issuance and delivery of the Shares, and (ii)  Manley's death or disability, and shall be binding upon Manley's heirs, executors, administrators, successors and assigns.

        6.    Tax Matters.

  (a)
  Manley acknowledges that there is no established market for the Shares. Manley further acknowledges that the Company makes no representation or warranty and gives no assurance as to the fair market value of the Shares. Manley acknowledges that the Shares constitutes taxable ordinary income to Manley in the year the Shares are issued assuming either that the Shares are Vested when issued or that an election under Section 83(b) is made as described in Section 6(b) of this Agreement. Manley assumes full responsibility for any taxes on any such income and the Company has no obligation to Manley to reimburse Manley for any such liability.

  (b)
  Under Section 83 of the Internal Revenue Code of 1986 (the "Code"), as a general rule the excess, if any, of the fair market value of the Shares on the date restrictions on transfer and risks of forfeiture lapse, over the amount paid for the Shares, is taxed as ordinary income to the purchaser of those Shares. Under this Agreement the Unvested Shares are subject to a risk of forfeiture and when the Shares Vest, such risk lapses. Manley acknowledges that to the extent the Shares are Unvested, Manley may elect to be taxed at the time the Shares are acquired rather than when the Shares Vest by filing with the Internal Revenue Service an election under Section 83(b) of the Code within 30 days of the date of issuance of the Shares. Manley acknowledges that his or her failure to make this filing in a timely manner may result in recognition of ordinary income by Manley as Shares become Vested, in an amount equal to the fair market value of the Shares on the date of vesting. MANLEY ACKNOWLEDGES

    THAT IT IS HIS SOLE AND EXCLUSIVE RESPONSIBILITY TO FILE IN A TIMELY MANNER ANY ELECTION UNDER SECTION 83(b), AND THAT THE COMPANY SHALL BEAR NO RESPONSIBILITY WHATSOEVER FOR THAT FILING. Manley shall promptly deliver to the Company a copy of any tax election relating to the treatment of the Shares under the Code.

        7.    Escrow.    For purposes of facilitating the enforcement of restrictions on Transfer set forth in this Agreement, any certificate(s) for Unvested Shares will be delivered, together with a stock power executed by Manley and by his or her spouse (if required for Transfer) in blank, to the President of the Company or his or her designee, to hold said certificate(s) and stock power(s) in escrow and to take all such actions and to effectuate all such Transfers and/or releases as are in accordance with the terms of this Agreement. The certificate(s) may be held in escrow so long as the Shares are subject to any right of repurchase under this Agreement, and shall be released by the escrow holder to Manley (or to any permitted transferee of Manley) when they are no longer subject to any right of repurchase under this Agreement. Manley acknowledges that the President of the Company (or his or her designee) is so appointed as the escrow holder with the foregoing authorities as a material inducement to the sale and issuance of the Shares to Manley, that the appointment is coupled with an interest, and that it accordingly will be irrevocable. The escrow holder will not be liable to Manley or the Company (or to any other party) for any actions or omissions unless the escrow holder is grossly negligent relative thereto. The escrow holder may rely upon any letter, notice or other "document executed by any signature purported to be genuine.

        8.    Legends.

  (a)
  Each certificate evidencing the Shares shall bear the following legend:

      THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND HAVE BEEN TAKEN BY THE ISSUEE FOR INVESTMENT PURPOSES. THESE SHARES MAY NOT BE SOLD OR TRANSFERRED UNLESS (A) THEY HAVE BEEN REGISTERED UNDER SUCH ACT, OR (B) THE COMPANY (OR ITS TRANSFER AGENT) IS PRESENTED WITH EITHER A WRITTEN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY, A "NO-ACTION" OR INTERPRETIVE LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION, OR OTHER EVIDENCE SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED UNDER THE CIRCUMSTANCES OF THE SALE OR TRANSFER.

  (b)
  For so long as any Shares are Unvested or are subject to the provisions of the Right of First Refusal, the certificates evidencing those Shares shall bear the following legend:

      THE SHARES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS OF A SHARE RESTRICTION AGREEMENT BETWEEN THE REGISTERED HOLDER HEREOF OR HIS OR HER PREDECESSOR IN INTEREST, PROVIDING FOR AMONG OTHER THINGS A RIGHT OF FIRST REFUSAL FOR THE BENEFIT OF THE ISSUER OR ITS AFFILIATES. A COPY OF THE AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY.

  (c)
  The certificates evidencing the Shares shall also bear any legend required by the Commissioner of Corporations of the State of California or by any state, local or foreign law governing securities.

        9.    Market Stand-off.    To the extent requested by the Company and any underwriter of securities of the Company in connection with an underwriting of the Company's securities (including the Company's initial public offering), Manley will not Transfer any Shares which were not included in the registration statement filed in connection with that offering or previously registered, for the period following the effective date of that registration statement which the Company shall specify; provided that in no event shall such period be longer than the lesser of (a) 180 days, and (b) the period of time that the officers and directors of the Company are generally prohibited from Transferring their Shares in connection with an underwriting of the Company's securities. The Company may impose stop-transfer restrictions in the stock records of the Company in order to enforce the provisions of this Section 9.

        11.    Further Assurances.    Each party to this Agreement agrees to perform any and all further acts and to execute and deliver any documents that may reasonably be necessary to carry out the provisions of this Agreement.

        12.    Attorneys' Fees.    If either party shall commence any action or proceeding against the other party by reason of any breach or claimed breach in the performance of any of the terms or conditions of this Agreement, or to seek a judicial declaration of rights under this Agreement, the prevailing party in that action shall be entitled to recover reasonable attorneys' fees and costs.

        13.    Governing Law.    This Agreement shall. be governed by and construed in accordance with the laws of the State of California applicable to contracts wholly made and performed in California by California residents.

        14.    Notices.    Any notice or other communication under this Agreement must be in writing and shall be effective upon delivery by hand; upon facsimile transmission to either party at the number provided below for that party, but only upon receipt by the transmitting party of a written confirmation of receipt; or three business days after deposit in the United States mail, postage prepaid, certified or registered, and addressed to the Company or to Manley at the corresponding address below or on the signature page of this Agreement, with a copy to Andrew L. Dudnick, Esq., Springs Riven Detwiler Dudnick & Stikker at 351 California Street, 15th Floor, San Francisco, California 94104. Each party shall be obligated to notify the other in writing of any change in that party's address. Notice of change of address shall be effective only when done in accordance with this Section 14.

  If to the Company, to:

  Attention: Chairman
  Alibrus
  2727 Claremont Boulevard
  Berkeley, CA 94705
  Facsimile: 510 649-9389

        15.    Entire Agreement.    This Agreement embodies the entire agreement between Manley and the Company with regard to the subject matter of this Agreement and supersedes all prior agreements with respect to that subject matter. This Agreement may not be contradicted by evidence of any prior or contemporaneous agreement, oral or written, and this Agreement may not be explained or supplemented by evidence of consistent additional terms. This Agreement supersedes all prior representations, statements, negotiations, understandings, proposed agreements and agreements, written or oral, relating to its subject matter.

        16.    Amendment; Waiver.    This Agreement may not be amended, or any provision of it waived, except in a writing signed by the party against whom such amendment or waiver is sought. No waiver of any provision of this Agreement shall be deemed to, or shall, operate as a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

        17.    Successors and Assigns.    This Agreement shall be binding on and inure to the benefit of the successors and assigns of the Company and, subject to the limitations set forth in this Agreement, any successors and permitted assigns of Manley, including any executors, administrators or other legal representatives of Manley.

        18.    Captions; Sections.    Captions in this Agreement are inserted for convenience of reference only and shall be ignored in the construction or interpretation of this Agreement. Unless the context requires otherwise, all references in this Agreement to "Sections" are to the sections of this Agreement.

        19.    Severability.    If any provision-of this Agreement, or its application to any person, place, or circumstance, is held by an arbitrator or a court of competent jurisdiction to be invalid, unenforceable or void, that provision shall be enforced to the greatest extent permitted by law, and the remainder of this Agreement and of that provision shall remain in full force and effect as applied to other persons, places, and circumstances.

        20.    Interpretation.    This Agreement shall be construed as a whole, according to its fair meaning, and not in favor of or against any party. By way of example and not in limitation, this Agreement shall not be construed in favor of the party receiving a benefit nor against the party responsible for any particular language in this Agreement.

        21.    Counterparts.    This Agreement may be executed in one or more counterparts all of which together shall constitute one and the same instrument.

        The parties have duly executed this Agreement as of the date first written above.

ALIBRIS:		MANLEY:

By:		By:
	Richard Weatherford Chairman		Martin Manley 2727 Claremont Boulevard Berkeley, California 94705

CONSENT OF SPOUSE

        The undersigned is the spouse of Martin Manley referred to in the attached SHARE RESTRICTION AGREEMENT (the "Agreement") with Alibrus.com, and acknowledges that she:

          1.     has received, reviewed, understands and approves of the Agreement (including its attachments);

          2.     consents to the Agreement, and agrees to be irrevocably bound by its terms to the extent that she now has or may obtain any interest (including any joint or community property interest) in the Shares covered by the Agreement;

          3.     hereby appoints her spouse as her attorney-in-fact with respect to any amendment, exercise of any rights or taking of any action with respect to the Agreement and the Shares that are subject to it; and

          4.     understands that Alibrus.com is relying upon this consent in entering into the Agreement, in issuing the Shares that are subject to it, and in not taking further steps to protect its interests.

Date: May    , 1998

QuickLinks

  Exhibit 10.08
EXECUTIVE EMPLOYMENT AGREEMENT
BACKGROUND
Exhibit A RESTRICTED STOCK AGREEMENT
RESTRICTED STOCK AGREEMENT
CONSENT OF SPOUSE